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                                   EXHIBIT 32
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the quarterly report of B.H.I.T. Inc. on Form 10-QSB for the period ending March 31, 2004, the undersigned being the chief executive officer and chief financial officer of B.H.I.T. Inc., do hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

    1. This Quarterly Report of Form 10-QSB fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended, and

    2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods shown in such report.


B.H.I.T. Inc.






By:  /s/ James Benenson, Jr.
     -------------------------------
     James Benenson, Jr.                                  Date: May 12, 2004
     Chairman of the Board of Directors,
     President and Chief Executive Officer






By:  /s/ John V. Curci
     -------------------------------
     John V. Curci                                        Date: May 12, 2004
     Vice-President, Treasurer &
     Chief Financial Officer
     Principal Accounting Officer